Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY

OF A TRUSTEE PURSUANT TO SECTION 305 (b) (2)

U.S. BANK TRUST NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

41-1973763

(I. R. S. Employer Identification No.)

300 East Delaware Avenue, 8th Floor
Wilmington, Delaware	19809
(Address of principal executive offices)	(Zip Code)

For information, contact:

James P. Vellanti, Vice President

U.S. Bank Trust National Association

100 Wall Street, 16th Floor

New York, NY 10005

Telephone: (212) 361-2506

JPMORGAN CHASE & CO.

(Exact name of obligor as specified in its charter)

Delaware	13-2624428
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

270 Park Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

DEBT SECURITIES, PREFERRED SECURITIES, GUARANTEES

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency	Washington, D. C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with the Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15.	The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under other such Indentures.

Item 16.	List of Exhibits.

Exhibit 1.	A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 2.	A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 4.	A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-113995.

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 7.	A copy of the Report of Condition of the Trustee as of December 31, 2004, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, U.S. Bank Trust National Association, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 1st day of April, 2005.

U.S. BANK TRUST
NATIONAL ASSOCIATION

By:	/S/	PATRICK J. CROWLEY
Patrick J. Crowley
Vice President

Exhibit 7

U.S. Bank Trust National Association

Statement of Financial Condition

As of December 31, 2004

($000’s)

12/31/2004
Assets
Cash and Due From Depository Institutions	$398,276
Fixed Assets	296
Intangible Assets	106,343
Other Assets	28,561

Total Assets	$533,476
Liabilities
Other Liabilities	$16,205

Total Liabilities	$16,205
Equity
Common and Preferred Stock	$1,000
Surplus	505,932
Undivided Profits	10,339

Total Equity Capital	$517,271
Total Liabilities and Equity Capital	$533,476

To the best of the undersigned’s determination, as of this date the above financial information is true and correct.

U.S. Bank Trust National Association

By:	/S/ PATRICK J. CROWLEY
	Name:	Patrick J. Crowley
	Title:	Vice President

Date: April 1, 2005